UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Status of the Offering

Owl Rock Core Income Corp. (the “Company,” “we” or “us”) is currently publicly offering on a continuous basis up to $2.5 billion in Shares (the “Offering”). As of February 1, 2022, the Company has raised total net gross proceeds of approximately $2.3 billion relating to the issuance of shares of Class S, Class D and Class I common stock (the “Shares”). As of February 1, 2022, the Company has issued approximately 91,970,124 shares of its Class S common stock, approximately 25,100,527 shares of its Class D common stock, and approximately 130,406,318 shares of its Class I common stock in its public offering, and has raised total gross proceeds of approximately $864 million, approximately $234 million, and approximately $1,216 million, respectively, including seed capital of $1,000 contributed by Owl Rock Capital Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from Owl Rock Feeder FIC ORCIC Equity LLC, an entity affiliated with the Adviser.

February 1, 2022 Public Offering Price

In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The February 1, 2022 public offering price for each of our share classes is equal to such class’s NAV per share as of January 31, 2022, plus applicable maximum upfront sales load.

	Net Asset Value	Maximum Offering Price
	(per share)	(per share)
Class S	$9.33	$9.66
Class D	$9.33	$9.47
Class I	$9.34	$9.34

The average debt-to-equity leverage ratio during the month ended January 31, 2022 was 0.63x. As of January 31, 2022, the Company had $2.9 billion in committed debt capacity in the form of a $750.0 million corporate revolver, a $250.0 million promissory note, two asset credit facilities of $550.0 million and $1.0 billion, and $350.0 million in unsecured bonds. Of the Company’s committed debt capacity, $1.1 billion (75.2%) is in secured floating rate leverage and $350.0 million (24.8%) is in unsecured fixed rate leverage based on drawn amounts. The Company’s leverage sources are in the form of a $314.1 million corporate revolver (22.3%), a $301.3 million SPV asset-based facility (21.3%), a $446.0 million SPV asset-based facility (31.6%), and $350.0 million in unsecured bonds (24.8%) based on drawn amounts.

Portfolio Update

As of January 31, 2022, we had debt investments in 104 portfolio companies with an aggregate par value of $3,249.7 million. As of January 31, 2022, based on par value, our portfolio consisted of 81.2% first lien debt investments, 14.9% second lien debt investments, 0.1% unsecured debt investments, 1.7% preferred equity investments, and 2.1% common equity investments. As of January 31, 2022, 98.6% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of January 31, 2022.

Industry	Par ($ in thousands)	% of Par
Insurance	$382,015	11.8%
Internet software and services	365,384	11.2%
Business services	295,225	9.1%
Healthcare technology	287,341	8.9%
Healthcare providers and services	279,482	8.6%
Specialty retail	153,336	4.7%
Containers and packaging	152,948	4.7%
Financial services	134,288	4.1%
Healthcare equipment and services	124,964	3.8%
Buildings and real estate	121,265	3.7%
Human resource support services	112,932	3.6%
Consumer products	111,851	3.4%
Chemicals	107,703	3.3%
Professional services	103,997	3.2%
Leisure and entertainment	94,358	2.9%
Advertising and media	89,349	2.7%
Food and beverage	79,640	2.5%
Manufacturing	75,146	2.3%
Distribution	67,127	2.1%
Automotive	39,950	1.2%
Infrastructure and environmental services	27,975	0.9%
Aerospace and defense	14,937	0.5%
Household products	11,249	0.3%
Transportation	10,000	0.3%
Education	6,255	0.2%
Telecommunications	993	—%

Total	$3,249,710	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: February 25, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer